AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 1999
                                                       REGISTRATION NO. 333-____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             LINENS 'N THINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                     22-3463939
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                 6 BRIGHTON ROAD
                            CLIFTON, NEW JERSEY 07015
          (Address, including Zip Code, of Principal Executive Offices)

                       LINENS 'N THINGS, INC. 401(K) PLAN
                            (Full Title of the Plan)

                                 NORMAN AXELROD
                 CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                             LINENS 'N THINGS, INC.
                                 6 BRIGHTON ROAD
                            CLIFTON, NEW JERSEY 07015
                                  (973)778-1300
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                             ----------------------

                                 With a copy to:
                              WARREN J. CASEY, ESQ.
                          PITNEY, HARDIN, KIPP & SZUCH
                                  P.O. BOX 1945
                          MORRISTOWN, NEW JERSEY 07962
                                 (973) 966-6300

                         CALCULATION OF REGISTRATION FEE


------------------------- ----------------------- ----------------------- ------------------------ -----------------------
        Title of                  Amount             Proposed Maximum        Proposed Maximum            Amount of
     Securities to                to be               Offering Price             Aggregate              Registration
     be Registered          Registered (1)(2)         Per Share (3)           Offering Price                Fee
========================= ======================= ======================= ======================== ========================
     Common Stock,
  $0.01 par value per            75,000                  $35.5625                $2,667,187.5             $741.48
         share
------------------------- ----------------------- ----------------------- ------------------------ -----------------------

---------------------

(1) Estimated solely for the purpose of calculating the registration fee based upon the Registrant's current estimate of shares of Common Stock issuable pursuant to the Linens 'n Things, Inc. 401(k) Plan (the "Plan"). Also includes, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), additional shares of Common Stock that may be issuable pursuant to anti-dilution provisions of the Plan.

(2) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(3) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based on the average high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on February 1, 1999.

                                     PART I

   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

   ITEM 1.  Plan Information.

            Not filed with this Registration Statement.

   ITEM 2.  Registrant Information and Employee Plan Annual Information.

            Not filed with this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   ITEM 3.           Incorporation of Documents by Reference.

            The following documents filed by Linens 'n Things, Inc. (the "Registrant") with the Commission are incorporated by reference in this Registration Statement:

            1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

            2. The Plan's Annual Report on Form 11-K, filed on February 5, 1999, for the year ended December 31, 1997.

            3. The Registrant's Form 8-K, filed on April 15, 1998, reporting the Registrant's approval of a two-for-one split of its Common Stock, to be effected in the form of a stock dividend.

            4. The Registrant's Quarterly Report on Form 10-Q, filed on May 12, 1998, for the quarter ended March 28, 1998.

            5. The Registrant's Form 8-K, filed on May 12, 1998, reporting the March 31, 1998 amendment to the Registrant's Credit Agreement dated as of November 20, 1996.

            6. The Registrant's Quarterly Report on Form 10-Q, filed on July 22, 1998, for the quarter ended June 27, 1998.

            7. The Registrant's Quarterly Report on Form 10-Q, filed on November 10, 1998, for the quarter ended September 26, 1998.

            8. The Description of the Registrant's Common Stock contained in the Registration Statement on Form S-1 (No. 333-27239).

            All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, hereby are incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

   ITEM 4.           Description of Securities.

                     Not applicable.

   ITEM 5.           Interests of Named Experts and Counsel.

                     Not applicable.

   ITEM 6.           Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Act permits the Registrant to indemnify officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings "if {as to any officer, director or employee} he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal act or proceeding, had no reasonable cause to believe his conduct was unlawful," provided that with respect to actions by, or in the right of, the corporation against, such individuals, indemnification is not permitted as to any matter as to which such person "shall have been adjudged to be liable to the corporation, unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper." Individuals who are successful in the defense of such action are entitled to indemnity for such expenses reasonably incurred in connection therewith.

         Article Ninth of the Amended and Restated Certificate of Incorporation of the Registrant requires the Registrant to indemnify directors and officers against liabilities which they may incur under the circumstances set forth in the preceding paragraph. The right of indemnification in Article Ninth also includes the right to be paid by the Registrant the expenses incurred in connection with a legal proceeding in advance of its final disposition to the fullest extent authorized by Delaware law. The right to indemnification conferred under Article Ninth is a contract right.

         The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

         The underwriting agreement filed as Exhibit 1 to the Registrant's Registration Statement on Form S-1 (No. 333-12267) provides for indemnification of directors and officers of the Registrant by the underwriters of the Registrant's initial public offering against certain liabilities.

   ITEM 7.           Exemption from Registration Claimed.

                     Not applicable.

   ITEM 8.           Exhibits.

            (a)      5     Opinion of Pitney,  Hardin,  Kipp & Szuch,  as to the
                           legality of the  securities being registered.

                     23(a) Consent of KPMG LLP.

                     23(b) Consent of Pitney, Hardin, Kipp & Szuch (included
                           in Exhibit 5 hereto).

                     24    Power of Attorney (included on signature page hereto)

                     99    Linens 'n Things, Inc. 401(k) Plan.

              (b) The undersigned Registrant has submitted the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended to date.

   ITEM 9.           Undertakings.

            1.       The undersigned Registrant hereby undertakes:

                    (a) To file,  during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                     (b) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clifton, State of New Jersey, on this 3rd day of February, 1999.

                            Linens 'n Things, Inc.
                            (Registrant)

                                 NORMAN AXELROD
                            By:  _______________________________________________
                                 Norman Axelrod
                                 Chairman, Chief Executive Officer and President (Principal Executive Officer)

            KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of the Registrant hereby severally constitutes and appoints Norman Axelrod, William T. Giles and Brian D. Silva, and each of them, their true and lawful attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

            Pursuant  to  the   requirements   of  the   Securities   Act,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



            Signature                           Title                                     Date


NORMAN AXELROD
---------------------
Norman Axelrod                         Chairman, Chief Executive Officer         February 3, 1999
                                 and President (Principal Executive Officer)

PHILIP H. BEEKMAN
----------------------
Philip E. Beekman                               Director                         February 3, 1999

HAROLD F. COMPTON
----------------------
Harold F. Compton                               Director                         February 3, 1999

CHARLES C. CONAWAY
---------------------
Charles C. Conaway                              Director                         February 3, 1999

STANLEY P. GOLDSTEIN
----------------------
Stanley P. Goldstein                            Director                         February 3, 1999

WILLIAM T. GILES
----------------------
William T. Giles                       Chief Financial Officer                   February 3, 1999
                                       (Principal Financial Officer and
                                       Principal Accounting Officer)



            The Plan. Pursuant to the requirements of the Securities Act, the administrative committee of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clifton, State of New Jersey, on this 3rd day of February, 1999.

                                    LINENS 'N THINGS, INC. 401(k) Plan
                                    (Plan)


                                         BRIAN D. SILVA
                                    By:  _________________________
                                         Brian D. Silva
                                         Senior Vice President, Human Resources

                                INDEX TO EXHIBITS

   Exhibit No.    Description

        5         Opinion of Pitney, Hardin, Kipp & Szuch.

      23(a)       Consent of KPMG LLP.

      23(b) Consent of Pitney, Hardin, Kipp & Szuch (included in Exhibit 5 hereto).

      24          Power of Attorney (included on signature page hereto).

      99          Linens 'n Things, Inc. 401(k) Plan